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                                                                     Exhibit 4.3


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                       ANCHOR GLASS CONTAINER CORPORATION






                             STOCKHOLDERS' AGREEMENT






                           Dated as of August 30, 2002






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                             STOCKHOLDERS' AGREEMENT

                  This STOCKHOLDERS' AGREEMENT (this "Agreement") is made and entered into as of August 30, 2002, by and among ANCHOR GLASS CONTAINER CORPORATION, a Delaware corporation (the "Company"), the investors set forth on
Schedule 1 hereto (each, an "Investor" and collectively, the "Investors") and the stockholders set forth on Schedule 2 hereto (the "Other Stockholders" and together with the Investors, the "Stockholders").

                             W I T N E S S E T H :

                  WHEREAS, the Company and the Investors have entered into the Reorganization Agreement, dated as of March 15, 2002 (the "Reorganization Agreement");

                  WHEREAS, pursuant to the Reorganization Agreement, the Investors and certain of the Other Stockholders shall receive shares of Common Stock of the Company;

                  WHEREAS, the Company and the Pension Benefit Guaranty Corporation (the "PBGC") have entered into the Agreement, dated as of July 31, 2002 (the "PBGC Agreement");

                  WHEREAS, pursuant to the PBGC Agreement, the PBGC shall receive warrants (the "Warrants") exercisable for shares of Common Stock of the Company;

                  WHEREAS, in order to induce the Investors to consummate the transactions contemplated by the Reorganization Agreement and to induce the PBGC to enter into the PBGC Agreement, the Company and the Other Stockholders (other than the PBGC) are executing and delivering this Agreement;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows (capitalized terms used herein and not defined herein have the meanings set forth in the Purchase Agreement):

                  1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" shall mean (i) with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agents" shall have the meaning set forth in Section 5.1.

                  "Agreement" has the meaning set forth in the preamble.

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                  "Appraiser" shall have the meaning set forth in Section
7.4(a).

                  "Board of Directors" shall mean the board of directors of the Company as constituted from time to time.

                  "Business Day" shall mean any day that is not a Saturday, Sunday or day on which banking institutions in New York, New York are not required to be open.

                  "Common Stock" shall mean shares of common stock, $.10 par value, of the Company.

                  "Company" shall have the meaning set forth in the preamble.

                  "Demand Registration" shall mean a registration required to be effected by the Company pursuant to Section 2.1.

                  "Demand Registration Statement" shall mean a registration statement of the Company which covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 2.1 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

                  "Holders" shall mean each of the Stockholders for so long as it owns any Registrable Securities and such of its respective heirs, successors and permitted assigns (including any permitted transferees of Registrable Securities) who acquire or are otherwise the transferee of Registrable Securities, directly or indirectly, from such Stockholder (or any subsequent Holder), for so long as such heirs, successors and permitted assigns own any Registrable Securities. For purposes of this Agreement, a Person will be deemed to be a Holder whenever such Person holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities, whether or not such purchase, conversion, exercise or exchange has actually been effected and disregarding any legal restrictions upon the exercise of such rights. Registrable Securities issuable upon exercise of an option or upon conversion, exchange or exercise of another security shall be deemed outstanding for the purposes of this Agreement.

                  "Holders' Counsel" shall mean one firm of counsel (per registration) to the Holders of Registrable Securities participating in such registration, which counsel shall be selected by the Majority Holders of the Registration.

                  "Incidental Registration" shall mean a registration required to be effected by the Company pursuant to Section 2.2.

                  "Incidental Registration Statement" shall mean a registration statement of the Company which covers the Registrable Securities requested to be included therein pursuant to

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the provisions of Section 2.2 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

                  "Initial Public Offering" shall mean the first public offering of any class of equity securities of the Company pursuant to a registration statement filed with and declared effective by the SEC.

                  "Inspector" or "Inspectors" has the meaning set forth in
Section 4.1(g).

                  "Investor Holders" shall mean each of the Investors and its Affiliates for so long as it owns any Registrable Securities and such of its respective heirs, successors and permitted assigns (including any Permitted Transferees of Registrable Securities) who acquire or are otherwise the transferee of Registrable Securities, directly or indirectly, from such Investor (or any subsequent holder), for so long as such heirs, successors and permitted assigns own any Registrable Securities.

                  "Investor Stockholders" shall mean the Investors and their transferees, successors and assigns.

                  "Majority Holders" shall mean one or more Holders of Registrable Securities who would hold a majority of the Registrable Securities then outstanding.

                  "Majority Holders of the Registration" shall mean, with respect to a particular registration, one or more Holders of Registrable Securities who would hold a majority of the Registrable Securities to be included in such registration.

                  "Majority Other Stockholders" shall mean one or more Other Stockholders who would hold a majority of the Registrable Securities held by all Other Stockholders then outstanding.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "Nasdaq National Market" shall have the meaning set forth in
Section 4.1(k).

                  "Offered Shares" shall have the meaning set forth in Section 7.2(a).

                  "PBGC" shall have the meaning set forth in the preamble.

                  "PBGC Agreement" shall have the meaning set forth in the preamble.

                  "Permitted Transferee" shall have the meaning set forth in
Section 7.6.

                  "Person" shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

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                  "Proportionate Percentage" shall mean, with respect to any group of Stockholders, the ratio of the number of shares of Common Stock then owned by any member of such group to the aggregate number of shares of Common Stock then owned by all members of such group.

                  "Prospectus" shall mean the prospectus included in a Registration Statement (including, without limitation, any preliminary prospectus and any prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), and any such Prospectus as amended or supplemented by any prospectus supplement, and all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference (or deemed to be incorporated by reference) therein.

                  "Purchase Offer" shall have the meaning set forth in Section 7.2(a).

                  "Purchaser" has the meaning set forth in Section 7.3(a).

                  "Records" shall have the meaning set forth in Section 4.1(g).

                  "Registrable Securities" shall mean (i) any Common Stock now held or otherwise hereafter purchased or acquired by the Stockholders, (ii) any Common Stock issued or issuable upon exercise of any Warrant and (ii) any other securities of the Company (or any successor or assign of the Company, whether by merger, consolidation, sale of assets or otherwise) which may be issued with respect to, in exchange for, or in substitution of, Registrable Securities referenced in clause (i) and (ii) above by reason of any dividend or stock split, combination of shares, merger, consolidation, recapitalization, reclassification, reorganization, sale of assets or similar transaction. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities are sold pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act, (C) such securities have been otherwise transferred, a new certificate or other evidence of ownership for them not bearing the legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act, or (D) such securities shall have ceased to be outstanding.

                  "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement by the Company and its subsidiaries, including, without limitation (i) all SEC, stock exchange, NASD and other registration, listing and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of any stock exchange (including fees and disbursements of counsel in connection with such compliance and the preparation of a blue sky memorandum and legal investment survey), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing, distributing, mailing and delivering any Registration Statement, any Prospectus, any underwriting agreements, transmittal letters, securities sales agreements, securities certificates and other documents relating to the performance of or compliance with this Agreement, (iv) the fees and disbursements of counsel for the Company, (v) the fees and

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disbursements of Holders' Counsel, (vi) the fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letters) and the fees and expenses of other Persons, including experts, retained by the Company, (vii) the expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities which are customarily borne by the issuer, (viii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, and (ix) premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered; provided, however, Registration Expenses shall not include discounts and commissions payable to underwriters, selling brokers, dealer managers or other similar Persons engaged in the distribution of any of the Registrable Securities; and provided further, that in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event; and provided, further, that in the event the Company shall, in accordance with
Section 2.2 or Section 2.6 hereof, not register any securities with respect to which it had given written notice of its intention to register to Holders, notwithstanding anything to the contrary in the foregoing, all of the costs incurred by the Holders in connection with such registration shall be deemed to be Registration Expenses.

                  "Registration Statement" shall mean any registration statement of the Company which covers any Registrable Securities and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

                  "Request" shall have the meaning set forth in Section 2.1(a).

                  "S-3 Registration" shall mean a registration required to be effected by the Company pursuant to Section 2.3(a).

                  "SEC" shall mean the Securities and Exchange Commission, or any successor agency having jurisdiction to enforce the Securities Act.

                  "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

                  "Seller" shall have the meaning set forth in Section 7.2.

                  "Shares" shall have the meaning set forth in Section 7.2.

                  "Shelf Registration" shall have the meaning set forth in
Section 2.1(a).

                  "Stockholder Joinder" means a joinder agreement, substantially in the form of Exhibit A attached hereto, executed by a Person, other than a current Stockholder, who has

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acquired Shares from a current Stockholder, with the effect that the holder thereafter shall be deemed to be a Stockholder for all purposes of this Agreement.

                  "Stockholders" shall have the meaning set forth in the preamble.

                  "Transfer" shall have the meaning set forth in Section 7.1.

                  "Underwriters" shall mean the underwriters, if any, of the offering being registered under the Securities Act.

                  "Underwritten Offering" shall mean a sale of securities of the Company to an Underwriter or Underwriters for reoffering to the public.

                  "Warrant" shall have the meaning set forth in the preamble.

                  "Withdrawn Demand Registration" shall have the meaning set forth in Section 2.1(a).

                  "Withdrawn Request" shall have the meaning set forth in
Section 2.1(a).

                  2.     REGISTRATION UNDER THE SECURITIES ACT.

                         2.1.     Demand Registration.

                                  (a)   Right to Demand Registration. Subject to
Section 2.1(c), at any time or from time to time, the Majority Investor Holders shall have the right to request in writing that the Company register all or part of such Investor Holder's Registrable Securities (a "Request") (which Request shall specify the amount of Registrable Securities intended to be disposed of by such Holders and the intended method of disposition thereof) by filing with the SEC a Demand Registration Statement. As promptly as practicable, but no later than 15 days after receipt of a Request, the Company shall give written notice of such requested registration to all other Investor Holders of Registrable Securities. Subject to Section 2.1(b), the Company shall include in a Demand Registration (A) the Registrable Securities intended to be disposed of by the Investor Holders initiating the Request and (B) the Registrable Securities intended to be disposed of by any other Investor Holder which shall have made a written request (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof) to the Company for inclusion thereof in such registration within 20 days after the receipt of such written notice from the Company. The Company shall, as expeditiously as possible (subject to the terms of Section 4.1) following a Request, file with the SEC a Demand Registration Statement providing for the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by all such Investor Holders, to the extent necessary to permit the disposition of such Registrable Securities to be registered in accordance with the intended methods of disposition thereof specified in such Request or further requests (including, without limitation, by means of a shelf registration pursuant to Rule 415 under the Securities Act (a "Shelf Registration") if so requested and if the Company is then eligible to use such a registration). The Company shall use its best efforts to have such Demand Registration Statement declared effective by the SEC as soon as practicable thereafter and to

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keep such Demand Registration Statement continuously effective for the period specified in Section 4.1(b).

                                        (i)   A Request may be withdrawn prior
         to the filing of the Demand Registration Statement by the Majority Investor Holders of the Registration (a "Withdrawn Request") and a Demand Registration Statement may be withdrawn prior to the effectiveness thereof by the Majority Investor Holders of the Registration (a "Withdrawn Demand Registration"), and such withdrawals shall be treated as a Demand Registration which shall have been effected pursuant to this Section 2.1, unless the Investor Holders of Registrable Securities to be included in such Registration Statement reimburse the Company for its reasonable out-of-pocket Registration Expenses relating to the preparation and filing of such Demand Registration Statement (to the extent actually incurred), in which case such withdrawal shall not be treated as a Demand Registration effected pursuant to this Section 2.1 (and shall not be counted toward the maximum number of Demand Registrations described in Section 2.1(c)); provided, however, that if a Withdrawn Request or Withdrawn Registration Statement is made (A) because of a material adverse change in the business, financial condition or prospects of the Company, or
         (B) because the sole or lead managing Underwriter advises that the amount of Registrable Securities to be sold in such offering be reduced pursuant to Section 2.1(b) by more than 15% of the Registrable Securities to be included in such Registration Statement, then such withdrawal shall not be treated as a Demand Registration effected pursuant to this Section 2.1 (and shall not be counted toward the maximum number of Demand Registrations described in Section 2.1(c)), and the Company shall pay all Registration Expenses in connection therewith. Any Investor Holder requesting inclusion in a Demand Registration may, at any time prior to the effective date of the Demand Registration Statement (and for any reason) revoke such request by delivering written notice to the Company revoking such requested inclusion.

                                        (ii)  The registration rights granted
         pursuant to the provisions of this Section 2.1 shall be in addition to the registration rights granted pursuant to the other provisions of
         Section 2 hereof.

                                  (b)   Priority in Demand Registrations. If a
Demand Registration involves an Underwritten Offering, and the sole or lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Investor Holder requesting registration) on or before the date five days prior to the date then scheduled for such offering that, in its opinion, the amount of Registrable Securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering within a price range acceptable to the Majority Investor Holders of the Registration (such writing to state the basis of such opinion and the approximate number of Registrable Securities which may be included in such offering), and the Request is not thereafter withdrawn, the Company shall include in such Demand Registration, to the extent of the number which the Company is so advised may be included in such offering, (i) first, the Registrable Securities requested to be included in such registration by the Investor Holders, allocated pro rata in proportion to the number of Registrable Securities requested to be included in such Demand Registration by each of them and (ii) second, other securities of the Company to be registered on behalf of any other Person. In the event the Company shall not, by virtue of this Section 2.1(b),

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include in any Demand Registration all of the Registrable Securities of any
Investor Holder requested to be included in such Demand Registration, such Investor Holder may, upon written notice to the Company given within five days of the time such Investor Holder first is notified of such matter, further reduce the amount of Registrable Securities it desires to have included in such Demand Registration, whereupon only the Registrable Securities, if any, that it desires to have included will be so included and the Investor Holders not so reducing shall be entitled to a corresponding pro rata increase in the amount of Registrable Securities to be included in such Demand Registration.

                                  (c)   Limitations on Registrations. The rights
of the Investor Holders to request Demand Registrations pursuant to Section 2.1(a) are subject to the following limitations: (i) in no event shall the Company be required to effect a Demand Registration until after the earlier of
(A) an Initial Public Offering and (B) the first anniversary of this Agreement;
(ii) in no event shall the Company be required to effect a Demand Registration unless the aggregate offering price, net of underwriting discounts and commissions, is at least $1,000,000; provided, however, that the Company shall be required to effect a Demand Registration regardless of the aggregate offering price in the event that the Majority Investor Holders are disposing of all of the Registrable Securities held by them; and (iii) in no event shall the Company be required to effect, in the aggregate, more than four Demand Registrations; provided, however, that Investor Holders shall be deemed not to have expended a Demand Registration right to the extent the Company (x) does not include in what would otherwise be the final registration for which the Company is required to pay Registration Expenses the number of Registrable Securities requested to be registered by the Holders by reason of Section 2.1(b) or (y) terminates a Shelf Registration pursuant to Section 2.3 prior to the time that all Registrable Securities covered by such Shelf Registration have been sold; and provided, further, that the Registration Expenses in connection with each other Demand Registration shall be allocated pro rata among all Persons on whose behalf securities of the Company are included in such registration, on the basis of the respective amounts of the securities then being registered on their behalf.

                                  (d)   Underwriting; Selection of Underwriters.
Notwithstanding anything to the contrary contained in Section 2.1(a), if the Majority Investor Holders so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a firm commitment Underwritten Offering and such Majority Investor Holders may require that all Persons (including other Holders) participating in such registration sell their Registrable Securities to the Underwriters at the same price and on the same terms of underwriting applicable to the Investor Holders. If any Demand Registration involves an Underwritten Offering, the sole or managing Underwriters and any additional investment bankers and managers to be used in connection with such registration shall be selected by the Majority Investor Holders subject to the approval (not to be unreasonably withheld) of the Company.

                                  (e)   Effective Registration Statement;
Suspension. A Demand Registration Statement shall not be deemed to have become effective (and the related registration will not be deemed to have been effected) (i) unless it has been declared effective by the SEC and remains effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Demand Registration Statement for the time period specified in Section 4.1(b), (ii) if the offering of any Registrable Securities pursuant

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to such Demand Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, or (iii) if, in the case of an Underwritten Offering, the conditions to closing specified in an underwriting agreement to which the Company is a party are not satisfied (other than by the sole reason of any breach or failure by the Holders of Registrable Securities) and are not otherwise waived.

                                  (f)   Registration Statement Form.
Registrations under this Section 2.1 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Company subject to the approval of the Majority Investor Holders, and (ii) which shall be available for the sale of Registrable Securities in accordance with the intended method or methods of disposition specified in the requests for registration. The Company agrees to include in any such Registration Statement all information which any selling Investor Holder, upon advice of counsel, shall reasonably request.

                                  (g)   Other Registrations. During the period
(i) beginning on the date of a Request and (ii) ending on the date that is 90 days after the date that a Demand Registration Statement filed pursuant to such Request has been declared effective by the SEC or, if the Majority Investor Holders shall withdraw such Request or such Demand Registration Statement, on the date of such Withdrawn Request or such Withdrawn Registration Statement, the Company shall not, without the consent of the Majority Investor Holders, file a registration statement pertaining to any other securities of the Company.

                         2.2.     Incidental Registration.

                                  (a)   Right to Include Registrable Securities.
(i) If the Company at any time or from time to time after an Initial Public Offering proposes to register any of its securities under the Securities Act (other than in a registration on Form S-4 or S-8 or any successor form to such forms and other than pursuant to Section 2.1 or 2.3) whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, the Company shall deliver prompt written notice (which notice shall be given at least 45 days prior to such proposed registration) to all Holders of Registrable Securities of its intention to undertake such registration, describing in reasonable detail the proposed registration and distribution (including the anticipated range of the proposed offering price, the class and number of securities proposed to be registered and the distribution arrangements) and of such Holders' right to participate in such registration under this Section 2.2 as hereinafter provided. Subject to the other provisions of this Section 2.2(a) and Section 2.2(b), upon the written request of any Holder made within 30 days after the receipt of such written notice (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof), the Company shall effect the registration under the Securities Act of all Registrable Securities requested by Holders to be so registered (an "Incidental Registration"), to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the Registration Statement which covers the securities which the Company proposes to register and shall cause such Registration Statement to become and remain effective with respect to such Registrable Securities in accordance with the registration procedures set forth in Section 4. If an Incidental Registration involves an Underwritten Offering, immediately upon notification to the Company from the Underwriter of the price at

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which such securities are to be sold, the Company shall so advise each participating Holder. The Holders requesting inclusion in an Incidental Registration may, at any time prior to the effective date of the Incidental Registration Statement (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion.

                                        (ii)  If at any time after giving
         written notice of its intention to register any securities and prior to the effective date of the Incidental Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith), without prejudice, however, to the rights of Holders to cause such registration to be effected as a registration under Section 2.1 or 2.3(a) and (B) in the case of a determination to delay such registration, the Company shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other securities; provided, however, that if such delay shall extend beyond 120 days from the date the Company received a request to include Registrable Securities in such Incidental Registration, then the Company shall again give all Holders the opportunity to participate therein and shall follow the notification procedures set forth in the preceding paragraph. There is no limitation on the number of such Incidental Registrations pursuant to this Section 2.2 which the Company is obligated to effect.

                                        (iii) The registration rights granted
         pursuant to the provisions of this Section 2.2 shall be in addition to the registration rights granted pursuant to the other provisions of
         Section 2 hereof.

                                  (b)   Priority in Incidental Registration. If
an Incidental Registration involves an Underwritten Offering (on a firm commitment basis), and the sole or the lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Holder requesting registration) on or before the date five days prior to the date then scheduled for such offering that, in its opinion, the amount of securities (including Registrable Securities) requested to be included in such registration exceeds the amount which can be sold in such offering without materially interfering with the successful marketing of the securities being offered (such writing to state the basis of such opinion and the approximate number of such securities which may be included in such offering without such effect), the Company shall include in such registration, to the extent of the number which the Company is so advised may be included in such offering without such effect, (i) in the case of a registration initiated by the Company, (A) first, the securities that the Company proposes to register for its own account (but solely to the extent that the proceeds thereof shall not be used to purchase shares of common stock of the Company or other securities of the Company), (B) second, the Registrable Securities requested to be included in such registration by the Holders, allocated pro rata in proportion to the number of Registrable Securities requested to be included in such registration by each of them, and (C) third, other securities of the Company to be registered on behalf of any other Person, and (ii) in the case of a registration initiated by a

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Person other than the Company, (A) first, the securities requested to be included in such registration by any Persons initiating such registration, (B) second, the Registrable Securities requested to be included in such registration by the Holders, (C) third, any other Persons (not including Affiliates of the Company), allocated pro rata in proportion to the number of securities requested to be included in such registration by each of them, and (D) fourth, the securities that the Company proposes to register for the account of it and its Affiliates, provided, however, that in the event the Company will not, by virtue of this Section 2.2(b), include in any such registration all of the Registrable Securities of any Holder requested to be included in such registration, such Holder may, upon written notice to the Company given within three days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding pro rata increase in the amount of Registrable Securities to be included in such registration.

                         2.3.     S-3 Registration; Shelf Registration.

                                  (a)   S-3 Registration. If at any time (i) any
Investor Holder requests that the Company file a registration statement on Form S-3 or any successor form thereto for a public offering of all or any portion of the shares of Registrable Securities held by such Investor Holder(s), the reasonably anticipated aggregate price to the public of which would exceed $1,000,000, and (ii) the Company is a registrant entitled to use Form S-3 or any successor form thereto to register such securities, then the Company shall, as expeditiously as possible following such Request, use its best efforts to register under the Securities Act on Form S-3 or any successor form thereto, for public sale in accordance with the intended methods of disposition specified in such Request or any subsequent requests (including, without limitation, by means of a Shelf Registration) the Registrable Securities specified in such Request and any subsequent requests; provided, that if such registration is for an Underwritten Offering, the terms of Sections 2.1(b) and 2.1(d) shall apply (and any reference to "Demand Registration" therein shall, for purposes of this
Section 2.3, instead be deemed a reference to "S-3 Registration"). Whenever the Company is required by this Section 2.3 to use its best efforts to effect the registration of Registrable Securities, each of the procedures and requirements of Section 2.1(a) and 2.1(e) (including but not limited to the requirements that the Company (A) notify all Holders of Registrable Securities from whom such Request for registration has not been received and provide them with the opportunity to participate in the offering and (B) use its best efforts to have such S-3 Registration Statement declared and remain effective for the time period specified herein) shall apply to such registration (and any reference in such Sections 2.1(a) and 2.1(e) to "Demand Registration" shall, for purposes of this Section 2.3, instead be deemed a reference to "S-3 Registration"). Notwithstanding anything to the contrary contained herein, no Request may be made under this Section 2.3 within 90 days after the effective date of a Registration Statement filed by the Company covering a firm commitment Underwritten Offering in which the Holders of Registrable Securities shall have been entitled to join pursuant to this Agreement in which there shall have been effectively registered all shares of Registrable Securities as to which registration shall have been requested. There is no limitation on the number of S-3 Registrations that the Company is obligated to effect. The registration rights granted pursuant to the provisions of this Section 2.3(a) shall be in addition to the registration rights granted pursuant to the other provisions of this Section 2.

                                  (b)   Shelf Registration. If a request made
pursuant to Section 2.1 or 2.3(a) is for a Shelf Registration, the Company shall use its best efforts to keep the Shelf Registration continuously effective through the date on which all of the Registrable Securities covered by such Shelf Registration may be sold pursuant to Rule 144(k) under the Securities Act (or any successor provision having similar effect); provided, however, that prior to the termination of such Shelf Registration, the Company shall first furnish to each Holder of Registrable Securities participating in such Shelf Registration (i) an opinion, in form and substance satisfactory to the Majority Holders of the Registration, of counsel for the Company satisfactory to the Majority Holders of the Registration stating that such Registrable Securities are freely saleable pursuant to Rule 144(k) under the Securities Act (or any successor provision having similar effect) or (ii) a "No-Action Letter" from the staff of the SEC stating that the SEC would not recommend enforcement action if the Registrable Securities included in such Shelf Registration were sold in a public sale other than pursuant to an effective registration statement.

                         2.4.     Underwritten Offerings.

                                  (a)   Demand Underwritten Offerings. If
requested by the sole or lead managing Underwriter for any Underwritten Offering effected pursuant to a Demand Registration or an S-3 Registration, the Company shall enter into a customary underwriting agreement with the Underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company and the Majority Investor Holders participating in such offering and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnification and contribution to the effect and to the extent provided in Section 5.

                                  (b)   Holders of Registrable Securities to be
Parties to Underwriting Agreement. The Holders of Registrable Securities to be distributed by Underwriters in an Underwritten Offering contemplated by Section 2 shall be parties to the underwriting agreement between the Company and such Underwriters and may, at such Holders' option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Underwriters shall also be made to and for the benefit of such Holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such Underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders of Registrable Securities; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a selling Holder for inclusion in the Registration Statement. No Holder shall be required to make any representations or warranties to, or agreements with, the Company or (in the case of an Incidental Registration) the Underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of disposition.

                                  (c)   Participation in Underwritten
Registration. Notwithstanding anything herein to the contrary, no Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell its securities on the same terms and conditions provided in any underwritten arrangements approved by the Persons entitled hereunder to approve such arrangement and (ii) accurately completes and executes in a timely manner all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                         2.5.     Expenses. The Company shall pay all
Registration Expenses in connection with any Demand Registration, Incidental Registration, S-3 Registration or Shelf Registration whether or not such registration shall become effective and whether or not all Registrable Securities originally requested to be included in such registration are withdrawn or otherwise ultimately not included in such registration, except as otherwise provided with respect to a Withdrawn Request and a Withdrawn Demand Registration in Section 2.1(a).

                         2.6.     Conversions; Exercises. Notwithstanding
anything to the contrary herein, in order for any Registrable Securities that are issuable upon the exercise of conversion rights, options or warrants to be included in any registration pursuant to Section 2 hereof, the exercise of such conversion rights, options or warrants must be effected no later than immediately prior to the closing of any sales under the Registration Statement pursuant to which such Registrable Securities are to be sold.

                  3.     HOLDBACK ARRANGEMENTS.

                         3.1.   Restrictions on Sale by Holders of Registrable
Securities. Each Holder of Registrable Securities agrees, by acquisition of such Registrable Securities, if timely requested in writing by the sole or lead managing Underwriter, not to make any short sale of, loan, grant any option for the purchase of or effect any public sale or distribution, of any of the Company's equity securities (or any security convertible into or exchangeable or exercisable for any of the Company's equity securities) during the time period reasonably requested by the sole or lead managing Underwriter not to exceed 90 days or, in the case of an Initial Public Offering, 180 days beginning on the effective date of the applicable registration statement (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor form to such forms), unless the sole or lead managing Underwriter in such Underwritten Offering otherwise agrees; provided, however, that to the extent the Company or the sole lead managing Underwriter releases any other Person from the foregoing or equivalent restrictions in whole or in part it shall, on the same day, notify the Holders of such release and such parties shall automatically be released to the same extent.

                         3.2.   Restrictions on Sale by the Company and Others.
The Company and each Holder of Registrable Securities agree that if timely requested in writing by the sole or lead managing Underwriter in an Underwritten Offering of any Registrable Securities, not to make any short sale of, loan, grant any option for the purchase of or effect any public sale or distribution of any of the Company's equity securities (or any security convertible into or exchangeable or exercisable for any of the Company's equity securities) during the time period reasonably requested by the sole or lead managing Underwriter not to exceed 90 days or, in the case of an Initial Public Offering, 180 days, beginning on the effective date of the applicable registration statement (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor form to such forms), unless the sole or lead managing Underwriter in such Underwritten Offering otherwise agrees; provided, that the Holders of Registrable Securities shall not be so bound unless each director or officer of the Company and each holder of 5% or more of the equity securities (or any security convertible into or exchangeable or exercisable for any of its equity securities) of the Company purchased from the Company at any time after the date of this Agreement (other than in a registered public offering or in a public sale) also agree to be bound by such restrictions.

                  4.     REGISTRATION PROCEDURES.

                         4.1.     Obligations of the Company. Whenever the
Company is required to effect the registration of Registrable Securities under the Securities Act pursuant to Section 2 of this Agreement, the Company shall, as expeditiously as possible:

                                  (a)   prepare and file with the SEC (promptly,
and in any event within 60 days after receipt of a request to register Registrable Securities) the requisite Registration Statement to effect such registration, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its best efforts to cause such Registration Statement to become effective as soon as practicable thereafter (provided, that the Company may discontinue any registration of its securities that are not Registrable Securities, and, under the circumstances specified in Section 2.2, its securities that are Registrable Securities); provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the Company shall (i) provide Holders' Counsel and any other Inspector (as defined below) with an adequate and appropriate opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein (and each amendment or supplement thereto or comparable statement) to be filed with the SEC, which documents shall be subject to the review and comment of Holders' Counsel, and (ii) not file any such Registration Statement or Prospectus (or amendment or supplement thereto or comparable statement) with the SEC to which Holder's Counsel, any selling Holder or any other Inspector shall have reasonably objected on the grounds that such filing does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                                  (b)   prepare and file with the SEC such
amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary (i) to keep such Registration Statement effective, and (ii) to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement, in each case until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller(s) thereof set forth in such Registration Statement; provided, that except with respect to any Shelf Registration, such period need not extend beyond 12 months after the effective date of the Registration Statement; and provided, further, that with respect to any Shelf Registration, such period need not extend beyond the time period provided in
Section 2.3, and which periods, in any event, shall terminate when all Registrable Securities covered by such Registration Statement have been sold (but not before the expiration of the 90 day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable);

                                  (c)   furnish, without charge, to each selling
Holder of such Registrable Securities and each Underwriter, if any, of the securities covered by such

Registration Statement, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits), and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Securities Act, and other documents, as such selling Holder and Underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such selling Holder (the Company hereby consenting to the use in accordance with applicable law of each such Registration Statement (or amendment or post-effective amendment thereto) and each such Prospectus (or preliminary prospectus or supplement thereto) by each such selling Holder of Registrable Securities and the Underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Registration Statement or Prospectus);

                                  (d)   prior to any public offering of
Registrable Securities, use its best efforts to register or qualify all Registrable Securities and other securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as any selling Holder of Registrable Securities covered by such Registration Statement or the sole or lead managing Underwriter, if any, may reasonably request to enable such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Holder and to continue such registration or qualification in effect in each such jurisdiction for as long as such Registration Statement remains in effect (including through new filings or amendments or renewals), and do any and all other acts and things which may be necessary or advisable to enable any such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Holder;

                                  (e)   use its best efforts to obtain all other
approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the selling Holders of such Registrable Securities to consummate the disposition of such Registrable Securities;

                                  (f)   notify Holders' Counsel, each Holder of
Registrable Securities covered by such Registration Statement and the sole or lead managing Underwriter, if any: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any state securities or blue sky authority for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose, (v) of the existence of any fact of which the Company becomes aware or the happening of any event which results in (A) the Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading or (B) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, (vi) if at any time the representations and warranties contained in any underwriting agreement in respect of such offering cease to be true and correct in all material respects, and (vii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exists circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment; and, if the notification relates to an event described in any of the clauses (ii) through (vii) of this Section 4.1(f), the Company shall promptly prepare a supplement or post-effective amendment to such Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that (1) such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (2) as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading (and shall furnish to each such Holder and each Underwriter, if any, a reasonable number of copies of such Prospectus so supplemented or amended); and if the notification relates to an event described in clause (iii) of this Section 4.1(f), the Company shall take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

                                  (g)   make available for inspection by any
selling Holder of Registrable Securities, any sole or lead managing Underwriter participating in any disposition pursuant to such Registration Statement, Holders' Counsel and any attorney, accountant or other agent retained by any such selling Holder or any Underwriter (each, an "Inspector" and, collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and any subsidiaries thereof as may be in existence at such time (collectively, the "Records") as shall be necessary, in the opinion of such Holders' and such Underwriters' respective counsel, to enable them to exercise their due diligence responsibility and to conduct a reasonable investigation within the meaning of the Securities Act, and cause the Company's and any subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement;

                                  (h)   obtain an opinion from the Company's
counsel and a "cold comfort" letter from the Company's independent public accountants who have certified the Company's financial statements included or incorporated by reference in such Registration Statement, in each case dated the effective date of such Registration Statement (and if such registration involves an Underwritten Offering, dated the date of the closing under the underwriting agreement), in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the sole or lead managing Underwriter, if any, and to the Majority Holders of the Registration, and furnish to each Holder participating in the offering and to each Underwriter, if any, a copy of such opinion and letter addressed to such Holder (in the case of the opinion) and Underwriter (in the case of the opinion and the "cold comfort" letter);

                                  (i)   provide a CUSIP number for all
Registrable Securities and provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effectiveness of such Registration Statement;

                                  (j)   otherwise use its best efforts to comply
with all applicable rules and regulations of the SEC and any other governmental agency or authority having jurisdiction over the offering, and make available to its security holders, as soon as reasonably practicable but no later than 90 days after the end of any 12-month period, an earnings statement (i) commencing at the end of any month in which Registrable Securities are sold to Underwriters in an Underwritten Offering and (ii) commencing with the first day of the Company's calendar month next succeeding each sale of Registrable Securities after the effective date of a Registration Statement, which statement shall cover such 12-month periods, in a manner which satisfies the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder;

                                  (k)   if so requested by the Majority Holders
of the Registration, use its best efforts to cause all such Registrable Securities to be (i) duly included for quotation on the Nasdaq Stock Market's National Market (the "Nasdaq National Market") or listed on the principal national securities exchange on which the Company's similar securities are then listed, if applicable, or (ii) if securities of the Company are not at the time included on the Nasdaq National Market or listed on any national securities exchange (or if the listing of Registrable Securities is not permitted under the rules of each national securities exchange on which the Company's securities are then listed), on the National Nasdaq Market or a national securities exchange designated by the Majority Holders of the Registration;

                                  (l)   enter into and perform customary
agreements (including, if applicable, an underwriting agreement in customary form) and provide officers' certificates and other customary closing documents;

                                  (m)   cooperate with each selling Holder of
Registrable Securities and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD and make reasonably available its employees and personnel and otherwise provide reasonable assistance to the Underwriters (taking into account the needs of the Company's businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any Underwritten Offering;

                                  (n)   cooperate with the selling Holders of
Registrable Securities and the sole or lead managing Underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the Underwriters or, if not an Underwritten Offering, in accordance with the instructions of the selling Holders of Registrable Securities at least three business days prior to any sale of Registrable Securities;

                                  (o)   keep each selling Holder of Registrable
Securities advised in writing as to the initiation and progress of any registration under Section 2 hereunder;

                                  (p)   furnish to each Holder participating in
the offering and the sole or lead managing Underwriter, if any, without charge, at least one manually-signed copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those deemed to be incorporated by reference);

                                  (q)   if requested by the sole or lead
managing Underwriter or any selling Holder of Registrable Securities, promptly incorporate in a prospectus supplement or post-effective amendment such information concerning such Holder of Registrable Securities, the Underwriters or the intended method of distribution as the sole or lead managing Underwriter or the selling Holder of Registrable Securities reasonably requests to be included therein and as is appropriate in the reasonable judgment of the Company, including, without limitation, information with respect to the number of shares of the Registrable Securities being sold to the Underwriters, the purchase price being paid therefor by such Underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; and supplement or make amendments to any Registration Statement if requested by the sole or lead managing Underwriter of such Registrable Securities; and

                                  (r)   use its best efforts to take all other
steps necessary to expedite or facilitate the registration and disposition of the Registrable Securities contemplated hereby.

                         4.2.     Seller Information. The Company may require
each selling Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the disposition of such securities as the Company may from time to time reasonably request in writing; provided, however, that such information shall be used only in connection with such Registration. If any Registration Statement or comparable statement under "blue sky" laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company and (ii) in the event that such reference to such Holder by name or otherwise is not, in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to such Holder.

                         4.3.     Notice to Discontinue. Each Holder of
Registrable Securities agrees by acquisition of such Registrable Securities that, (a) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.1(f)(ii) through 4.1(f)(vii), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1(f) and, (b) if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession, of the Prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 4.1(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4.1(f) to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 4.1(f).

                  5.     INDEMNIFICATION; CONTRIBUTION.

                         5.1.     Indemnification by the Company. The Company
agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities, its officers, directors, partners, members, shareholders, employees, Affiliates, advisers, attorneys and agents (collectively, "Agents") and each Person who controls such Holder (within the meaning of the Securities Act) and its Agents with respect to each registration which has been effected pursuant to this Agreement, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof, and expenses (as incurred or suffered and including, but not limited to, any and all expenses incurred in investigating, preparing or defending any litigation or proceeding, whether commenced or threatened, and the reasonable fees, disbursements and other charges of legal counsel) in respect thereof (collectively, "Claims"), insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto) related to any such registration or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, or any qualification or compliance incident thereto; provided, however, that the Company will not be liable in any such case to the extent that any such Claims arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact so made in reliance upon and in conformity with written information furnished to the Company by a Holder expressly for use therein. The Company shall also indemnify any Underwriters of the Registrable Securities, their Agents and each Person who controls any such Underwriter (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Person who may be entitled to indemnification pursuant to this Section 5 and shall survive the transfer of securities by such Holder or Underwriter.

                         5.2.     Indemnification by Holders. Each Holder (other
than the PBGC as a result of applicable federal law), if Registrable Securities held by it are included in the securities as to which a registration is being effected, agrees to, severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, each other Person who participates as an Underwriter in the offering or sale of such securities and its Agents and each Person who controls the Company within the meaning of either Section 15 of the Securities Act of Section 20 of the Exchange Act against any and all Claims, insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto) related to such registration, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by a Holder expressly for use therein; provided, however, that the aggregate amount which any such Holder shall be required to pay pursuant to this Section 5.2 shall in no event be greater than the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims less all amounts previously paid by such Holder with respect to any such Claims. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Person who may be entitled to indemnification pursuant to this Section 5 and shall survive the transfer of securities by such Holder or Underwriter.

                         5.3.     Conduct of Indemnification Proceedings.
Promptly after receipt by an indemnified party of notice of any Claim or the commencement of any action or proceeding involving a Claim under this Section 5, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 5, (a) notify the indemnifying party in writing of the Claim or the commencement of such action or proceeding; provided, that the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under this
Section 5, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 5, and (b) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any indemnified party shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party has agreed in writing to pay such fees and expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such indemnified party within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so, or (C) in the reasonable judgment of any such indemnified party, based upon advice of counsel, a conflict of interest shall exist between such indemnified party and the indemnifying party with respect to such claims; it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to no more than one firm of local counsel) at any time for all such indemnified parties. No indemnifying party shall be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any claim or action in respect of which indemnification or contribution may be sought hereunder, unless such settlement, (x) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, and (z) does not provide for any action on the part of any party other than the payment of money damages which is to be paid in full by the indemnifying party.

                         5.4.     Contribution. If the indemnification provided
for in Section 5.1 or 5.2 from the indemnifying party for any reason is unavailable to (other than by reason of exceptions provided therein), or is insufficient to hold harmless an indemnified party hereunder in respect of any Claim, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the actions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. If, however, the foregoing allocation is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.

                         5.5.     Indemnification Payments. The indemnification
and contribution required by this Section 5 shall be made by periodic payments of the amount thereof in immediately available funds during the course of any investigation or defense, as and when bills are received or any expense, loss, damage or liability is incurred.

                         5.6.     Other Indemnification. Indemnification similar
to that specified in the preceding Sections 5.1 and 5.2 (with appropriate modifications) shall be given by the Company and each selling Holder of Registrable Securities (other than the PBGC as a result of applicable federal law) with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act. The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract.

                  6.     GENERAL PROVISIONS REGARDING REGISTRATIONS.

                         6.1.     Adjustments Affecting Registrable Securities.
The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the Holder of any Registrable Securities to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration.

                         6.2.     Registration Rights to Others. The Company
represents and warrants that it is not currently a party to any agreement with respect to its securities granting registration rights to Persons other than the Holders. If the Company shall at any time hereafter provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act (not including any such rights which have been previously granted), (i) such rights shall not be in conflict with or adversely affect any of the rights provided in this Agreement to the Holders and
(ii) if such rights are provided on terms or conditions more favorable to such holder than the terms and conditions provided in this Agreement, the Company shall provide (by way of amendment to this Agreement or otherwise) such more favorable terms or conditions to the Holders.

                         6.3.     Availability of Information; Rule 144; Rule
144A; Other Exemptions. So long as the Company shall not have filed a registration statement pursuant to Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company shall, at any time and from time to time, upon the request of any Holder of Registrable Securities and upon the request of any Person designated by such Holder as a prospective purchaser of any Registrable Securities, furnish in writing to such Holder or such prospective purchaser, as the case may be, a statement as of a date not earlier than 12 months prior to the date of such request of the nature of the business of the Company and the products and services it offers and copies of the Company's most recent balance sheet and profit and loss and retained earnings statements, together with similar financial statements for such part of the two preceding fiscal years as the Company shall have been in operation, all such financial statements to be audited to the extent audited statements are reasonable available, provided that, in any event the most recent financial statements so furnished shall include a balance sheet as of a date less than 16 months prior to the date of such request, statements of profit and loss and retained earnings for the 12 months preceding the date of such balance sheet, and, if such balance sheet is not as of a date less than 6 months prior to the date of such request, additional statements of profit and loss and retained earnings for the period from the date of such balance sheet to a date less than 6 months prior to the date of such request. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company covenants that it shall timely file any reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 under the Securities Act), and that it shall take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 and Rule 144A under the Securities Act, as such rules may be amended from time to time, or (ii) any other rule or regulation now existing or hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

                  7.     RESTRICTIONS ON TRANSFERS APPLICABLE TO
SECURITYHOLDERS.

                         7.1.     General Restriction. No Other Stockholder nor
any of its Permitted Transferees may, directly or indirectly, sell, assign, transfer, pledge, bequeath, hypothecate, mortgage, grant any proxy with respect to, or in any other way encumber or otherwise dispose of (collectively, a "Transfer") any Shares except pursuant to the provisions of this Section 7 and Section 9 hereof.

                         7.2.     Rights of First Refusal. (a) Subject to
Section 7.3 hereof, if at any time an Other Stockholder or a Permitted Transferee of an Other Stockholder wishes to Transfer all or any portion of shares of its shares of Common Stock ("Shares") owned by it (the "Seller") pursuant to the terms of a bona fide offer received from a third party, such Seller shall submit to each Investor Holder such offer in writing to sell such Shares (the "Offered Shares") on terms and conditions, including price, on which such Seller proposes to sell such Shares to such third party (the "Purchase Offer"). The Purchase Offer shall disclose (i) the identity of the proposed purchaser or transferee, (ii) the Offered Shares proposed to be sold or transferred, (iii) the total number of Shares owned by the Seller, (iv) the agreed terms, including price of the sale or transfer, and any other material facts relating to the sale or transfer. The Purchase Offer shall further state that each Investor Holder may acquire, in accordance with the provisions of this
Section 7.2, the Offered Shares for the same price and upon the same terms and conditions set forth therein. The Purchase Offer shall also provide that, in order for the Purchase Offer to be effective, the Investor Holders must purchase an aggregate of all, but not less than all, of the Offered Shares. Each Investor Holder shall have the right to purchase that number of the Offered Shares as shall be equal to (i) the aggregate number of Offered Shares multiplied by (ii) its Proportionate Percentage. The amount of shares each Investor Holder is entitled to purchase under this Section 7.2 shall be referred to as its "Pro Rata Share". Within thirty (30) days after receipt of the Purchase Offer, each Investor Holder shall give notice to such Seller of its intent to purchase all or any portion of its Proportionate Percentage, which communication shall be delivered to such Seller pursuant to Section 10.2 below and shall, when taken in conjunction with the Purchase Offer be deemed to constitute a valid, legally binding and enforceable agreement between the Seller and such Investor Holder for the sale and purchase of the Shares covered thereby. In the event that any Investor Holder does not elect to purchase its Pro Rata Share (or any portion thereof) during such thirty (30) day period, then the Seller shall give prompt written notice to each Investor Holder who has elected to purchase its Pro Rata Share, and such Investor Holder who so elect shall have the right to purchase, on a pro rata basis with any Investor Holder who so elect, such Pro Rata Share (or any portion thereof) not purchased by any Investor Holder by giving notice to the Seller within ten (10) days after receipt of such notice from the Seller. In the event that an Investor Holder shall elect to purchase all or part of the Offered Shares covered by the Purchase Offer, such Investor Holder shall individually communicate in writing such election to purchase to the Seller.

                                  (b)   If any part of the Purchase Offer
involves consideration other than cash, the Investor Stockholders shall have the right to substitute for such consideration an equivalent amount of cash, as determined under Section 7.4.

                                  (c)   Transfers of Shares under the terms of
Section 7.2 shall be made at the offices of the Company on a mutually satisfactory Business Day within 90 days after the expiration of the last applicable period described in Section 7.2(a). Delivery of certificates or other instruments evidencing such Shares duly endorsed for Transfer shall be made on such date against payment of the purchase price therefor.

                                  (d)   In the event that the Investor
Stockholders, taken together, do not purchase the Offered Shares offered by Seller pursuant to Section 7.2, the Offered Shares may be sold by such a Seller to the third party purchaser at any time within the ninety (90) days after such applicable fifteen (15) or five (5) day period referenced in Section 7.2(a) has expired, but subject to the provisions of Section 7.3 below. Any such sale shall be at not less than the price and upon other terms and conditions, if any, not more favorable to the third party purchaser than those specified in the Purchase Offer. Any Shares not sold within such ninety (90) day period shall continue to be subject to the requirements of Section 7.2 hereof. Subject to the provisions of Section 10.3 hereof, any transferee of Shares under Section 7.2 shall be entitled to the benefits conferred by and subject to the restrictions imposed by this Agreement.

                                  (e)   The election by an Investor Stockholder
not to exercise its rights under this Section 7.2 in any one instance shall not affect the rights of such Investor Stockholder as to any subsequent proposed Transfer. Any Transfer by any Other Stockholder of any of its shares of Common Stock without first giving the Investor Stockholders the rights described in this Section 7.2 shall be void and of no force or effect.

                         7.3.     Right of Co-Sale. (a) If any Investor Holder
wishes to Transfer any Shares owned by such Investor Holder to any other Person (the "Purchaser") in one or more transactions (other than a Permitted Transfer) and immediately after giving effect to such transaction(s) the Investor Stockholders in the aggregate will own less than 51% of the Company's outstanding shares of Common Stock, pursuant to the terms of a bona fide offer received from a third party, such transferring Investor Holder shall submit to the Other Stockholders the terms of such offer in writing to sell such Shares (the "Co-Sale Shares") on terms and conditions, including price, on which such Seller proposes to sell such Shares to such third party (the "Co-Sale Offer"). The Co-Sale Offer shall disclose (i) the identity of the proposed purchaser or transferee, (ii) the Co-Sale Shares proposed to be sold or transferred, (iii) the total number of Shares owned by the Seller, (iv) the agreed terms, including price of the sale or transfer, and any other material facts relating to the sale or transfer. Each Other Stockholder shall have the right to require, as a condition to such sale or disposition, that the Purchaser purchase from such Other Stockholder at the same price and on the same terms and conditions as involved in such sale or disposition by such transferring Investor Stockholder, the number of Shares owned by such Other Stockholder equal to the aggregate number of Shares to be purchased by the Purchaser multiplied by its Proportionate Percentage. Within ten (10) days after receipt of the Co-Sale Offer, any such Other Stockholder shall give notice to such Investor Stockholder of its intent to sell all or any portion of its Pro Rata Share, which communication shall be delivered to such transferring Investor Holder pursuant to Section 10.2 below.

                                  (b)   The Investor Stockholder intending to
Transfer Shares and each participating Other Stockholder shall sell to the Purchaser all of the Shares proposed to be sold by them at a price and upon other terms and conditions, if any, not more favorable to the Purchaser than those originally offered in the Co-Sale Offer. If there are no participating Other Stockholders, the Investor Stockholder shall sell to the Purchaser all of the Shares proposed to be sold by it at a price and upon other terms and conditions, if any, not more favorable to the Investor Holder than those originally offered in the Co-Sale Offer. The Investor Holder and the Other Stockholders shall use their best efforts to obtain the agreement of the Purchaser to the participation of the participating Other Stockholders in the contemplated sale, and the Investor

Holder shall not sell any Shares to the Purchaser if the Purchaser declines to permit the participating Other Stockholders to participate pursuant to the terms of this Section 7.3. The provisions of this Section 7.3 shall not apply to transfers pursuant to Section 7.6 hereof. Subject to the provisions of Section
10.3 hereof, any transferee of Shares under this Section 7.3 shall be entitled to the benefits conferred by and subject to the restrictions imposed by this Agreement.

                                  (c)   Transfers of Shares under the terms of
this Section 7.3 shall be made at the offices of the Company on a mutually satisfactory Business Day within 90 days after the expiration of the last applicable period described in Section 1.3(a). Delivery of certificates or other instruments evidencing such Shares duly endorsed for transfer shall be made on such date against payment of the purchase price therefor.

                                  (d)   The election by an Other Stockholder not
to exercise its rights under this Section 7.3 in any one instance shall not affect the rights of that Other Stockholder as to any subsequent proposed Transfer.

                         7.4.     Value of Non-Cash Consideration. (a) In the
event that the Purchase Offer under Section 7.2 is proposed to be paid in consideration other than cash, such consideration shall be valued as follows for purposes of determining the amount to be paid by the Holder exercising its right of first refusal:

                                        (i)   The value of such non-cash
         consideration shall be determined in the first instance by mutual agreement of the Seller, on the one hand, and the Investor, on the other. If such parties are unable to determine the value of such consideration within 15 days of the Offering Notice, such value shall be determined by an appraisal of the non-cash consideration to be conducted by an Appraiser (as defined below) selected in accordance with the procedures set forth below. The Appraiser shall be instructed to determine the value of the non-cash consideration within 30 days. All fees and expenses incurred in connection with any appraisal shall be paid by the Company.

                                        (ii)  The "Appraiser" shall (A) be a
         United States nationally prominent, independent appraiser, (B) have experience in and be otherwise knowledgeable about the valuation or appraisal of such non-cash consideration and (C) agree to enter into a confidentiality agreement with the parties and to comply with such other conditions as the parties mutually agree upon in connection with any such valuation or appraisal. The Appraiser shall be jointly designated by the Seller, on the one hand, and the Investor, on the other; provided, however, that if the two sides cannot agree on an Appraiser within 15 days of the Offering Notice, then each side shall designate an Appraiser, the two Appraisers so selected shall jointly designate a third Appraiser, and such third Appraiser shall be the sole "Appraiser" and shall alone conduct the appraisal provided for above. The conclusions of the Appraiser, or the valuation agreed to by the specified parties, as the case may be, shall be conclusive with respect to the non-cash consideration on both the party that Transfers the Offered Shares and the parties desiring to purchase the relevant shares of Common Stock, and shall not be subject to dispute or review.

                         7.5.     Drag-Along Right.

                                  (a)   In the event one or more Investor
Stockholders holding at least 51% of the outstanding Shares (the "Transferor") propose to Transfer all of the Shares held by the Transferor to a third party (a "Transferee"), such Transferor or such Transferee, to the extent authorized by such Transferor, may require the Other Stockholders and any other Investor Stockholders to participate in such Transfer and sell or transfer all the Shares held by such Stockholders in the manner and on the same terms and conditions as such Transferor (the "Drag-Along Right").

                                  (b)   No later than ten (10) days prior to the
consummation of the Transfer, the Transferor shall delivery a written notice to the Other Stockholders (and any other Investor Stockholder) specifying the names and address of the proposed parties to such Transfer and the terms and conditions thereof. In the event such written notice is given, any warrants and options held by each Stockholder which are then presently exercisable (or become exercisable as a result of the transaction that is the subject of the notice), shall be exercised by the Stockholders for Common Stock, which Common Stock shall also be subject to the Drag-Along Right, and such options and warrants to the extent not then exercisable (or to the extent such options and warrants would not become exercisable as a result of such transaction) shall automatically be cancelled. The closing of the Transfer shall be held at such time and place as the Transferor or the Transferee shall reasonable specify. Prior to or at such closing, each Stockholder shall deliver stock certificates representing the Shares, duly endorsed for transfer, and each such Stockholder shall represent and warrant that (i) such Stockholder is the record and beneficial owner of such Shares and (ii) such Shares are being transferred free and clear of any liens, charges, claims or encumbrances (other than restrictions imposed pursuant to applicable Federal and state securities laws and this Agreement). Each Stockholder agrees to take all actions necessary and desirable in connection with the consummation of the Transfer, including without limitation, the waiver of all appraisal rights available to any such Stockholder under applicable law, and shall make such additional representations and warranties as shall be customary in transactions of a similar nature.

                         7.6.     Permitted Transfers. Any Stockholder may,
subject to Section 9, transfer Shares to any Affiliate of such Stockholder (each such Person, a "Permitted Transferee"). Any transfer pursuant to this Section
7.6 may be effected without complying with the provisions of Section 7.2 or 7.3. Upon the consummation of, and as a condition to, any transfer pursuant to this
Section 7.6, the transferee must execute a Stockholder Joinder in the form of Exhibit A hereto and thereby become a party to, and be bound by, the terms and provisions of this Agreement. References in this Agreement to Shares held or owned by any Stockholder shall be deemed to include Shares held or owned by any such Permitted Transferee(s).

                  8.     COVENANTS AND AGREEMENTS.

                         8.1.     Information Rights of Investor Stockholders.
For as long as any Investor Stockholder owns Shares representing at least 5% of the Shares outstanding on the date of this Agreement, the Company shall deliver to such Investor Stockholder:

                                  (a)   within 30 days after the end of each
month and 60 days after the end of each quarter (except the last) in each fiscal year of Company, a consolidated and consolidating balance sheet of the Company as of the end of such quarter, and consolidated and consolidating statements of income and cash flow of the Company for such quarter and the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods a year earlier;

                                  (b)   within 90 days after the end of each
fiscal year of the Company, a consolidated and consolidating audited balance sheet of the Company as of the end of such fiscal year, and a consolidated audited statement of income, changes in stockholders' equity and changes in financial position of the Company for such fiscal year, in each case prepared in accordance with generally accepted accounting principles, consistently applied. Such audited financial statements shall be audited by an independent accounting firm of national reputation;

                                  (c)   such other information about the Company
as any Investor Stockholder may reasonably request.

                         8.2.     Information Rights of Other Stockholders.
During any period when the Company is not subject to the reporting requirements of Section 13 or Section 15(d) under the Exchange Act, the Company shall deliver to each Other Stockholder:

                                  (a)   within 60 days after the end of each
quarter (except the last fiscal quarter of the year) in each fiscal year of Company, a consolidated and consolidating balance sheet of the Company as of the end of such quarter, and consolidated and consolidating statements of income and cash flow of the Company for such quarter and the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods a year earlier; and

                                  (b)   within 90 days after the end of each
fiscal year of the Company, a consolidated and consolidating audited balance sheet of the Company as of the end of such fiscal year, and a consolidated audited statement of income, changes in stockholders' equity and changes in financial position of the Company for such fiscal year, in each case prepared in accordance with generally accepted accounting principles, consistently applied. Such audited financial statements shall be audited by an independent accounting firm of national reputation.

                  9.     OTHER TRANSFER PROVISIONS.

                         9.1.     Other Transfer Restrictions. Anything
contained herein to the contrary notwithstanding, any Person not already a Stockholder who acquires Shares from a Stockholder pursuant to Section 7 shall execute a Stockholder Joinder and from that point forward shall be deemed to be a Stockholder for all purposes of this Agreement.

                         9.2.     Legends. Each certificate representing Shares
held by a Stockholder shall be stamped or otherwise imprinted with a legend in substantially the following form:

                         "THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE STOCKHOLDERS' AGREEMENT DATED AS OF AUGUST 30, 2002, AS IT MAY BE AMENDED FROM TIME TO TIME, BY AND AMONG ANCHOR GLASS CONTAINER CORPORATION (THE "COMPANY") AND THE STOCKHOLDERS PARTY THERETO AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY."

                         9.3.     Procedures For Transferring. Upon request by
the Company, any Stockholder seeking to Transfer Shares shall deliver a written opinion, addressed to the Company, of counsel for such Stockholder, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company), the proposed Transfer does not involve a transaction requiring registration or qualification of such Shares under the Securities Act; provided, however, that no such opinion shall be required in the case of a Transfer by any Investor Stockholder to its Affiliates or, if any Stockholder is a partnership or limited liability company, a Transfer by any Stockholder or its Affiliates to its partners or members. Subject to Section 7, such Stockholder shall be entitled to Transfer such Shares in accordance with the terms of the Purchase Offer delivered to the Company and the Stockholders, if the Company does request such opinion within five days after delivery of such notice, or, if it requests such opinion, after it has received such opinion. Each certificate or other instrument evidencing the securities issued upon the Transfer of any Shares (and each certificate or other instrument evidencing any untransferred balance of such Shares) shall bear the legends set forth in
Section 9.2.

                         9.4.     Failure to Deliver Shares. If a Stockholder
becomes obligated to sell any Shares to an Other Stockholder or a Transferee pursuant to Sections 7.2 or 7.5 hereof (a "Purchasing Party") under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, such Purchasing Party may, at its option, in addition to all other remedies it may have, may send to such Stockholder the purchase price for such Shares as specified in connection with such sale. Thereupon, the Company upon written notice to such Stockholder, (a) shall cancel on its books the certificate or certificates representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of such Purchasing Party a new certificate or certificates representing such Shares, and thereupon all of said Stockholder's rights in and to such Shares shall terminate.

                  10.    GENERAL.

                         10.1.    Amendments and Waivers. The provisions of this
Agreement, including the provisions of this sentence, may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of each of the Company, the Investors and the Majority Other Stockholders; provided, however, that nothing herein shall prohibit any amendment, modification, supplement, termination, waiver or consent to departure the effect of which is limited only to those Stockholders who have agreed to such amendment, modification, supplement, termination, waiver or consent to departure.

                         10.2.    Notices. All notices, requests, consents and
other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee as follows:

         if to any Stockholder, to the address and telecopier numbers set forth on Exhibit B hereto:

         and

         if to the Company, to the address set forth below:

         Anchor Glass Container Corporation
         4343 Anchor Plaza Parkway
         Tampa, Florida  33634
         Attention:  General Counsel
         Fax Number:  (813) 882-7859

         with copies to:

         Cahill Gordon & Reindel
         80 Pine Street
         New York, NY  10005
         Attention:  James J. Clark
         Fax Number:  (212) 269-5420

                  All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next Business Day and (c) in the case of mailing, on the third Business Day following such mailing if sent by certified mail, return receipt requested.

                         10.3.    Successors and Assigns. Without limiting the
restrictions on Transfer contained in this Agreement, the Company and the Stockholders shall cause any Person, other than a current Stockholder, who acquires Shares from a Stockholder to become a Stockholder hereunder by executing a Stockholder Joinder. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns.

                         10.4.    Counterparts. This Agreement may be executed
in two or more counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which counterparts, taken together, shall constitute one and the same instrument.

                         10.5.    Descriptive Headings, Etc. The headings in
this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs of this Agreement unless otherwise specified; (4) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transactions.

                         10.6.    Severability. In the event that any one or
more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

                         10.7.    GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

                         10.8.    Jurisdiction and Venue.

                                  (a)   Each of the parties hereto hereby
irrevocably and unconditionally submits, for itself or himself and its or his property, to the exclusive jurisdiction of any New York state court sitting in New York county or federal court of the United States of America sitting in New York county, and any appellate court presiding thereover, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder or thereunder or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court

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
or, to the extent permitted by law, in any such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                                  (b)   Each of the parties hereto irrevocably
and unconditionally waives, to the fullest extent it or he may legally and effectively do so, any objection that it or he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder or thereunder in any State or federal court sitting in New York county. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                                  (c)   The parties hereto further agree that
the notice of any process required by any such court in the manner set forth in
Section 10.2 shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law.

                         10.9.    Remedies; Specific Performance. The parties
hereto acknowledge that money damages would not be an adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court specified in Section 10.8 hereof, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by a party hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

                         10.10.   Entire Agreement. This Agreement contains the
entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and understandings between the Company and the other parties to this Agreement with respect to such subject matter.

                         10.11.   Termination. (a) Except as provided in Section
10.11(b), this Agreement, and the respective rights and obligations of the Stockholders and the Company, shall terminate upon the earlier to occur of the following: (i) the sale of all or substantially all of the assets or business of the Company by merger, sale of assets or otherwise unless the holders of capital stock of the Company immediately prior thereto shall, immediately thereafter, hold as a group the right to cast at least a majority of votes of all holders of voting securities of the resulting or surviving corporation or entity on any matter on which any such holder of voting securities shall be entitled to vote or (ii) with respect to each Stockholder, at such time such Stockholder no longer holds, or is deemed to hold, any Shares.

                                  (b) Section 7.2, Section 7.3 and Section 7.5
                         shall terminate upon the consummation of an Initial Public Offering.

                         10.12.   Further Assurances. Each party hereto shall do
and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                         10.13.   Construction. The Company, the Investors and
the Other Stockholders acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Company, the Investors and the Other Stockholders.

                         10.14.   No Inconsistent Agreement. The Company will
not hereafter enter into any agreement which is inconsistent with the rights granted to the Stockholders in this Agreement.

                         10.15.   Costs and Attorneys' Fees. In the event that
any action, suit or other proceeding is instituted concerning or arising out of this Agreement, the Company and the Holders agree that the prevailing party shall recover from the non-prevailing party all of such prevailing party's costs and reasonable attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom; provided, however, that the PBGC shall only be liable for such fees to the extent provided under applicable federal law.

                  [Remainder of this page intentionally left blank. Signature page follows.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                       THE COMPANY:

                                       ANCHOR GLASS CONTAINER
                                       CORPORATION

                                       By: /s/ Richard Deneau
                                           ------------------------------------
                                           Name:  Richard Deneau
                                           Title: President

                                       STOCKHOLDERS:

                                       ANCHOR GLASS CONTAINER HOLDING
                                       LLC

                                       By: /s/ Lenard B. Tessler
                                           ------------------------------------
                                           Name:  Lenard B. Tessler
                                           Title: Authorized Signatory

                                       PENSION BENEFIT GUARANTY
                                       CORPORATION

                                       By: /s/ Robert M. Klein
                                           ------------------------------------
                                           Name:  Robert M. Klein
                                           Title: Deputy Director
                                           Corporate Finance Negotiations Dept.

                                           /s/ Richard M. Deneau
                                           ------------------------------------
                                           Richard M. Deneau


                                           /s/ Darrin Campbell
                                           ------------------------------------
                                           Darrin Campbell


                                           /s/ Roger L. Erb
                                           ------------------------------------
                                           Roger L. Erb